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                                                                    Exhibit 3.03
                                    ADDENDUM
                                       TO
                                    INDENTURE
                                       OF
                                  JULY 31, 1997

                                     BETWEEN
                            BROOKE CREDIT CORPORATION
                                       AND
                          FIRST NATIONAL BANK AND TRUST

         Now on this 28th day of August, 1998, comes Brooke Credit Corporation, a corporation duly organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), having its principal offices in Phillipsburg, Kansas and First National Bank and Trust, a national banking association, having its principal corporate office at 225 State Street, Phillipsburg, Kansas 67661, and authorized to accept and execute trusts (hereinafter referred to as "Trustee") and do hereby, amend the Indenture Agreement dated July 31, 1997, pursuant to the authority contained in Article
12.01 of said agreement, as follows;

         Pursuant to the authority of Article 12.01 (d), the terms and provisions of such Trust Agreement and all amendments thereto, are hereby extended to an additional series of bonds, denominated Series 1998E, in the total principal sum of $1,000,000 and denominations of $5,000 with interest payable semi-annually on January 1st and July 1st of each year, commencing on January 1, 1999 at the rate of 10.125% per annum and maturing on January 1, 2002.

         IN WITNESS WHEREOF, Brooke Credit Corporation, the Company, has caused this Addendum to be signed by its President and its corporate seal to be affixed hereunto and attested by its Chairman & CEO, and First National Bank and Trust, Trustee, has caused this Addendum to be signed by its Chairman & CEO and its corporate seal to be affixed hereunto and attested by its Secretary, all as of the day and year first above written.

                                              Brooke Credit Corporation

                                              By: /s/ Leland G. Orr
                                                  --------------------------
                                              Leland G. Orr, President
(Corporate Seal)

Attest:

/s/ Robert D. Orr
-----------------------------
Robert D. Orr, Chairman & CEO
                                              First National Bank and Trust

                                              By: /s/ Charles I. Moyer
                                                  --------------------------
                                              Charles I. Moyer, Chairman & CEO
Attest:

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/s/ Stacye Redlinger
-------------------------------
Stacye Redlinger, Secretary


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